EXHIBIT 32.2

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

I, Joseph Bratica, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that this Quarterly Report of Sarepta Therapeutics, Inc. on Form 10-Q for the quarterly period ended June 30, 2020, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Sarepta Therapeutics, Inc.

August 5, 2020	/s/ JOSEPH BRATICA
Joseph Bratica
Vice President, Corporate Controller and Interim Principal Financial and Accounting Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Sarepta Therapeutics, Inc. and will be retained by Sarepta Therapeutics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies this Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by Sarepta Therapeutics, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Sarepta Therapeutics, Inc. specifically incorporates it by reference.